EXHIBIT 107

Calculation of Filing Fee Tables

F-3

(form type)

GOL Linhas Aéreas Inteligentes S.A.

(exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid in Connection with Unsold Securities to be Carried Forward
Equity	Preferred shares, no par value(1)	457(a)	5,600,000	US$2.735	US$15,316,000	US$0.00011020	US$1,687.82
Carry Forward Securities
Equity	Preferred shares, no par value(1)		28,000,000	US$5.485	US$153,580,000			F-3	333-224546	August 8, 2018	US$19,120.71
Total offering amounts					US$15,316,000		US$1,687.82
Total fee offsets(3)							US$1,687.82
Net fee due							US$0.00

(1)                  Preferred shares may be represented by American Depositary Shares, each of which represents two preferred shares. American Depositary Shares issuable upon deposit of the preferred shares registered hereby have been registered under a separate registration statement on Form F-6 (333-175973).

(2)                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act with respect to the 5,600,000 preferred shares underlying 2,800,000 American Depositary Shares that may be sold by selling securityholders. The proposed maximum offering price per share and the maximum aggregate offering price are based on the average of the high and low sale prices (US$2.79 and US$2.68) of the American Depositary Shares as reported on the NYSE on March 20, 2023.

(3)                  Securities offered pursuant to this registration statement include unsold securities previously registered on the registration statement on

Form F-3 (File No. 333-224546) filed with the SEC on April 30, 2018 (the “Prior Registration Statement”). As of the date of this Post-Effective Amendment No. 1, selling securityholders have not sold any of the 28,000,000 preferred shares registered pursuant to the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee offset claims		-	-	-		-
Fee offset sources
Rule 457(p)
Fee offset claims	GOL Linhas Aéreas Inteligentes S.A.	Form F-3	333-224546	April 30, 2018	-	US$1,687.82	Equity	Preferred shares, no par value(1)	28,000,000	US$153,580,000	-
Fee offset sources	GOL Linhas Aéreas Inteligentes S.A.	Form F-3	333-224546	-	April 30, 2018	-	-	-	-	-	-